Exhibit 99.1

CTC MEDIA ANNOUNCES RESULTS OF 2012 ANNUAL STOCKHOLDERS MEETING

Moscow — April 30, 2012 — CTC Media, Inc. (NASDAQ: CTCM), Russia’s leading independent media company, announces that all resolutions proposed at CTC Media’s 2012 Annual Stockholders Meeting, held on Friday, April 27, have been passed.

Proposal One — Election of Directors

The following three Directors were (re-)elected to serve three-year terms until CTC Media’s annual meeting of stockholders in 2015 and until their respective successors are duly elected and qualified:

Director	Number of Shares For	Number of Shares Withheld	Broker Non-Votes
Hans-Holger Albrecht	131,803,902	7,051,189	8,572
Angelo Codignoni	138,674,039	181,052	8,572
Jean-Pierre Morel	138,675,139	179,952	8,572

The current composition of the CTC Media Board of Directors is as follows:

Hans-Holger Albrecht (Co-Chairman of the Board, current term expires 2015)
Angelo Codignoni (Co-Chairman of the Board, current term expires 2015)
Dimitry Afanasiev (current term expires 2014)

Tamjid Basunia (current term expires 2014)
Irina Gofman (current term expires 2014)
Mathias Hermansson (current term expires 2013)
Werner Klatten (current term expires 2013)
Dmitry Lebedev (current term expires 2013)

Jean-Pierre Morel (current term expires 2015)

Charles Burdick has stepped down as a director of the Company upon the expiration of his term of office.  Hans-Holger Albrecht, Co-Chairman of CTC Media, commented: “On behalf of the entire Board I would like to express my appreciation to Charles for his contributions and commitment over the past 6 years, and particularly for his leadership of the Compensation Committee. His media business, finance and accounting experience and expertise have been a valuable asset to the Board. We wish Charles the very best for the future.

“I am also delighted to welcome Jean-Pierre Morel as a new member of the Board. His extensive expertise in the television industry will make him a valuable addition to the Board.”

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm

Regarding the proposal to ratify the selection by the Audit Committee of Ernst & Young LLC as CTC Media’s independent registered public accounting firm for the year ending December 31, 2012, 138,787,116 shares voted for, 75,597 shares voted against, and 950 shares abstained from voting.

Note to Editors:

Jean-Pierre Morel, 61, is a partner at EKWATA Consulting and Acceleration, Ltd. From 2007 to 2008, Mr. Morel was deputy general manager at TF1, a French television channel. From 1997 to 2007, he was chief financial officer and general manager for finance administration and information technology at TF1 Publicité. From 1990 to 2007, he was deputy general manager and chief financial officer at TF1. Mr. Morel served on the board of directors of TF1 Video and TF1 Enterprise, Teleshopping from 1992 to 2005 and was a director at e-TF1 from 1999 to 2001. Mr. Morel was chairman of the board of directors of EuroSport from 1993 to 2000. Prior to that, he was Chief Financial Officer of ETDE. Mr. Morel holds an MBA from ESCP Europe (Paris). He is also a chartered accountant and holds a degree from the Kellogg School of Management.

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For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.
Investor Relations
Ekaterina Ostrova

Tel: +7 495 783 3650

or Irina Klimova

Tel: +7 495 981 0740

ir@ctcmedia.ru

Media Relations
Victoria Bakaeva
Tel: +7 495 785 6347, ext 1210

or Anna Zvereva

Tel: +7 495 785 6347, ext 1212

pr@ctcmedia.ru

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia, with operations throughout Russia and in a number of other CIS markets. It operates three free-to-air television networks in Russia — CTC, Domashny and Peretz — as well as Channel 31 in Kazakhstan and a TV company in Moldova, with a combined potential audience of over 150 million people. The international pay-TV version of the CTC channel is available in North America, Europe, North Africa, the Middle East and Central Asia. CTC Media also has its own TV content production capabilities through its Story First Production subsidiary. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol “CTCM”. For more information about CTC Media, please visit www.ctcmedia.ru.